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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 26, 1997, with respect to the financial statements of Principal Health Care, Inc. and the related financial schedule included in the Registration Statement (Form S-4) and related Prospectus of Coventry Health Care, Inc. dated February 6, 1998.






                                              /s/ Ernst & Young LLP

Washington, DC
February 6, 1998